Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP letterhead]

December 10, 2003

Wynn Resorts, Limited

3145 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re: Registration Statement on Form S-3 of Wynn Resorts, Limited

Ladies and Gentlemen:

We have acted as special counsel to Wynn Resorts, Limited, a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on December 10, 2003 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) $250,000,000 aggregate principal amount at maturity of its 6% Convertible Subordinated Debentures due 2015 (the “Debentures”) issued under the Indenture, dated as of July 7, 2003 (the “Indenture”), by and among the Company, Wynn Resorts Funding, LLC, a Nevada limited liability company (the “Guarantor”) and U.S. Bank National Association, as trustee, (the “Trustee”), (ii) the guarantee of the Debentures by the Guarantor provided for under the Indenture (the “Subsidiary Guarantee”), (iii) the parent guarantee provided for under the Indenture, pursuant to which the Company has guaranteed the obligations of the Guarantor under the Subsidiary Guarantee (the “Parent Guarantee” and, together with the Subsidiary Guarantee, the “Guarantee”), and (iv) shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable upon conversion of the Debentures pursuant to the Indenture, in each case as contemplated by the Registration Rights Agreement, dated as of July 7, 2003 (the “Registration Rights Agreement”), by and among the Company, the Guarantor and Deutsche Bank Securities Inc. and SG Cowen Securities Corporation as the initial purchasers named in the Purchase Agreement, by and among the Company, the Guarantor and such initial purchasers, dated June 30, 2003. The Debentures, the Guarantee and the Shares are to be offered and sold by certain securityholders of the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Company’s Registration Statement to be filed on December 10, 2003;

(ii) an executed copy of the Registration Rights Agreement;

(iii) an executed copy of the Indenture; and

(iv) the closing documents delivered in connection with the sale of the Debentures, including the executed global debentures representing the Debentures (including the Guarantee), authenticated by the Trustee;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Debentures, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that each of the Company and the Guarantor has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture and the Registration Rights Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Debentures and the Parent Guarantee are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Subsidiary Guarantee is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Debentures and the Company and the Guarantor of the Indenture and the performance by each of the Company and the Guarantor of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Guarantor or their properties is subject, except for those agreements and instruments which have been identified to us by the Company or the Guarantor as being material to it and that are listed in Item 16 of Part II of the Registration Statement. In addition, we have assumed that each of the Company and the Guarantor is validly existing and in good standing under the laws of the state of Nevada and has complied with all aspects of such laws in connection with the issuance of the Debentures and the Guarantees and the related transactions.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/  Skadden, Arps, Slate, Meagher & Flom LLP

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